UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 28, 2011 (December 27, 2011)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 27, 2011 Overstock.com, Inc. (the “Company”) and U.S. Bancorp Equipment Finance, Inc. — Technology Finance Group (“Lessor”), agreed to terminate a Master Lease Agreement, dated September 17, 2010  (“Master Lease Agreement”) and all related schedules.  The Company paid approximately $20.1 million to Lessor in connection with the amendment and agreement to terminate the Master Lease Agreement, including approximately $1.2 million in prepayment premiums. The aggregate amount the Company paid to amend the Master Lease Agreement and terminate the schedules associated with the Master Lease Agreement was less than the amount the Company would have been required to pay over the scheduled life of the Master Lease Agreement and all related schedules.  By this transaction, the Master Lease Agreement was first amended to eliminate all financial covenants, effective immediately.  Lessor also committed to convey to the Company all of the equipment and other assets covered by the Master Lease Agreement for no additional consideration.

The Company amended the Master Lease Agreement in order to eliminate the total fixed charge coverage ratio covenant under the Master Lease Agreement.  As disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2011, based on the Company’s results for the first three quarters of 2011, management considered it likely at that time that the Company would be out of compliance with the Master Lease Agreement’s total fixed charge coverage ratio covenant at December 31, 2011.  In order to avoid a covenant violation, the Company amended the Master Lease Agreement to eliminate the financial covenants.

Lessor is an affiliate of U.S. Bank National Association (the “Bank”).  The Company has a $20 million cash-secured credit facility with the Bank.  The Bank or its affiliates have also provided other commercial services to the Company from time to time.

The agreement amending the Master Lease Agreement and providing for the termination of the Master Lease Agreement is filed as Exhibit 10.1 to this Report on Form 8-K.

Item 1.02               Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.                10.1         Letter agreement dated December 27, 2011.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” The forward-looking statements include all statements regarding the likelihood that the Company would be out of compliance with the total fixed charge coverage ratio covenant at December 31, 2011 . In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the SEC on October 27, 2011, that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date:	December 28, 2011